UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2016 (June 30, 2016)

DST SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-14036	43-1581814
(Commission File Number)	(I.R.S. Employer Identification No)

333 West 11th Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

(816) 435-1000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
DST Systems, Inc. (the “Company”) participates in a $150.0 million accounts receivable securitization program (the “Program”) with Wells Fargo Bank, National Association (“Wells Fargo Bank”) as described in an Amended and Restated Receivables Purchase Agreement dated as of May 15, 2014 (the “Agreement”), as amended by Amendment Number 1 to Amended and Restated Receivables Purchase Agreement dated as of May 14, 2015 (the “First Amendment”), with commitments extending to May 14, 2018 (subject to Wells Fargo Bank’s rights to terminate the Program upon the occurrence of certain events and unless the Program is otherwise extended in accordance with its terms).
In preparation for the disposition described in Item 2.01 below, on June 30, 2016, by execution of a Receivables Sale Agreement (“Receivables Sale Agreement”), (a) the accounts receivable and related assets of each of the following subsidiaries of the Company (“Released Originators”) were sold and re-conveyed back to the Released Originators through sequential sales and re-conveyances by Wells Fargo Bank to Fountain City Finance, LLC (a wholly-owned bankruptcy remote special purpose subsidiary of the Company) (“SPE”), by SPE to the Company and by the Company to each of the Released Originators and (b) the Released Originators, their accounts receivable and related assets were removed and released from the Program, the Agreement, the First Amendment and related agreements. The Released Originators are DST Output, LLC; DST Mailing Services, Inc.; DST Output Central, LLC; DST Output East, LLC; DST Output Electronic Solutions, Inc.; DST Output West, LLC; Lateral Group NA, LLC; and Newkirk Products, Inc.
The Program was described in, and the Agreement was filed with, a Form 8-K filed on May 21, 2014 (“Initial 8-K”). The First Amendment was described in, and filed with, a Form 8-K filed on May 15, 2015 (“Second 8-K”, and together with the Initial 8-K, the “Prior 8-K’s”). This summary does not purport to be complete, and is qualified in its entirety by reference to the Prior 8-K’s, the Agreement, the First Amendment, and by the Receivables Sale Agreement which is attached hereto as Exhibit 10.1.
ITEM 2.01   Completion of Acquisition or Disposition of Assets
Effective July 1, 2016, the Company completed the sale of its North American Customer Communications business, consisting of DST Output, LLC, DST Mailing Services, Inc., DST Output Services, Inc., DST Output East LLC, DST Electronic Solutions LLC, DST Output Canada ULC, and other wholly-owned indirect subsidiaries (“NACC Business”) to affiliates of Broadridge Financial Solutions, Inc. (“Broadridge”), pursuant to the Purchase Agreement, dated June 14, 2016. Other than in respect of or as contemplated by the Purchase Agreement, there are no material relationships between the Company and its affiliates, on the one hand, and Broadridge and its affiliates, on the other hand.
At the closing, the consideration paid by affiliates of Broadridge to the Company and certain of its affiliates was $410.0 million, as adjusted for estimated working capital. The final purchase price is subject to working capital and other adjustments pursuant to the terms of the Purchase Agreement.
The foregoing description of the Purchase Agreement, which is filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2016 and is incorporated herein by reference, does not purport to be complete and is qualified in its entirety by reference thereto.
ITEM 9.01  Financial Statements and Exhibits.
(b) Pro forma financial information
The pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K is attached hereto as Exhibit 99.1 and incorporated by reference herein.

(d)	Exhibits.

	Exhibit	Description
	10.1	Receivables Sale Agreement dated as of June 30, 2016, among Wells Fargo Bank, National Association; Fountain City Finance, LLC; the Company; and certain subsidiaries of the Company
	99.1	Company pro forma financial information
Safe Harbor Statement
Certain material presented in this report includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this report that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events, or (ii) statements about our future business plans and strategy and other statements that describe the Company’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to, the risk factors and cautionary statements included in the Company’s periodic and current reports (Forms 10-K, 10-Q and 8- K) filed from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this report to reflect new information, future events or otherwise.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 7th day of July, 2016.

DST Systems, Inc.

By: /s/ Gregg Wm. Givens

Name: Gregg Wm. Givens
Title: Senior Vice President, Chief Financial
Officer and Treasurer